UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2011

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The Goodyear Tire & Rubber Company’s Annual Meeting of Shareholders was held on April 12, 2011 (the “Annual Meeting”). At the Annual Meeting, 195,236,572 shares of common stock, without par value, or approximately 80% of the 243,437,669 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Goodyear shareholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors. Twelve persons were nominated by the Board of Directors for election as directors of Goodyear, each to hold office for a one year term expiring at the 2012 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. There were 38,075,219 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

	Shares of Common	Shares of Common Stock
Name of Director	Stock Voted For	Voted Against	Abstentions
James C. Boland	152,264,214	4,089,770	807,369
James A. Firestone	147,372,461	8,996,636	792,256
Werner Geissler	154,383,431	2,058,061	719,861
Peter S. Hellman	152,802,308	3,646,583	712,462
Richard J. Kramer	143,033,519	13,592,941	534,893
W. Alan McCollough	153,644,809	2,681,027	835,517
Rodney O’Neal	147,609,850	8,838,154	713,349
Shirley D. Peterson	152,399,462	4,086,634	675,257
Stephanie A. Streeter	153,829,136	2,634,387	697,830
G. Craig Sullivan	151,845,870	4,621,242	694,241
Thomas H. Weidemeyer	152,028,940	4,424,189	708,224
Michael R. Wessel	152,689,284	3,760,643	711,426

2. Advisory Vote Regarding the Compensation of Named Executive Officers. An advisory resolution that the shareholders approve the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 124,760,874 shares of common stock voted in favor of, and 31,738,459 shares of common stock voted against, said resolution. The holders of 662,020 shares of common stock abstained and there were 38,075,219 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority of the votes cast on the matter at the Annual Meeting, was adopted.

3. Advisory Vote on the Frequency of Future Shareholder Votes Regarding the Compensation of Named Executive Officers. An advisory resolution on the frequency of future shareholder votes regarding the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 127,425,947 shares of common stock voted in favor of one year, 8,263,579 shares of common stock voted in favor of two years, and 20,375,805 shares of common stock voted in favor of three years. The holders of 1,096,022 shares of common stock abstained and there were 38,075,219 broker non-votes.

4. Ratification of Appointment of Independent Registered Public Accounting Firm. A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for the year ending December 31, 2011 was submitted to, and voted upon by, the shareholders. There were 188,465,202 shares of common stock voted in favor of, and 6,112,914 shares of common stock voted against, said resolution. The holders of 658,456 shares of common stock abstained and there were no broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

April 14, 2011	By:	David L. Bialosky

Name: David L. Bialosky
Title: Senior Vice President, General Counsel and Secretary